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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Forms S-8 (File Nos. 333-125701, 333-104724 and 333-152732) and Forms S-3 (File Nos. 333-162555, 333-148069, 333-129784 and 333-114258) of Mines Management, Inc. and to the incorporation by reference therein of our report dated March 29, 2012 with respect to the consolidated financial statements of Mines Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission.

/s/ Tanner LLC

Salt Lake City, Utah
March 29, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM